Exhibit 23.2

Consent of Independent Auditor

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 6, 2018, with respect to the consolidated financial statements of Mogo Finance Technology Inc. as at and for the years ended December 31, 2017 and 2016 which appears in Exhibit 99.65, to the Registration Statement on Form 40-F for the registration of the common shares of Mogo Finance Technology Inc., without par value (the “Form 40-F”).

/s/ MNP LLP

Winnipeg, Manitoba, Canada
June 19, 2018